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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of Post Effective Amendment No. 1 to this Registration Statement on Form S-3 of our report dated December 15, 1995 appearing on page F-2 of Tipperary Corporation's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Denver, Colorado
June 27, 1996